                                                                  EXECUTION COPY







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                               STOCK SUBSCRIPTION


                                    AGREEMENT


                                     between


                                   CULTOR LTD.

                                       and

                                AQUASEARCH, INC.



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                                  May 14, 1996

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    Other Definitional Provisions. . . . . . . . . . . . . . . 3

ARTICLE II - SUBSCRIPTION FOR SHARES . . . . . . . . . . . . . . . . . . . . . 3

     Section 2.1    Number of Shares and Purchase Price. . . . . . . . . . . . 3
     Section 2.2    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.3    Delivery of Stock and Payment. . . . . . . . . . . . . . . 3
     Section 2.4    Registration Rights Agreement. . . . . . . . . . . . . . . 3

ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS
              OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . .  4

     Section 3.1    Corporate Existence and Power. . . . . . . . . . . . . . . 4
     Section 3.2    Articles of Incorporation and By-Laws. . . . . . . . . . . 4
     Section 3.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . 4
     Section 3.4    Authority; Shareholders' Meeting; Noncontravention . . . . 5

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF CULTOR . . . . . . . 5

     Section 4.1    Corporate Existence and Power. . . . . . . . . . . . . . . 5
     Section 4.2    Investment . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.3    Access to Information. . . . . . . . . . . . . . . . . . . 6
     Section 4.4    Binding Effect . . . . . . . . . . . . . . . . . . . . . . 6
     Section 4.5    Restrictions on Transfer . . . . . . . . . . . . . . . . . 6

ARTICLE V - CONDITIONS TO OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . 6

     Section 5.1    Conditions to Obligations of the Company . . . . . . . . . 6

          (a)  Truth and Performance . . . . . . . . . . . . . . . . . . . . . 7
          (b)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . . . . 7
          (c)  Svenska Foder AB. . . . . . . . . . . . . . . . . . . . . . . . 7
          (d)  Additional Conditions . . . . . . . . . . . . . . . . . . . . . 7


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

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----

     Section 5.2    Conditions to Obligations of Cultor. . . . . . . . . . . . 7

          (a)  Truth and Performance . . . . . . . . . . . . . . . . . . . . . 7
          (b)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . . . . 7
          (c)  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . 7
          (d)  Additional Conditions . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI - SHARE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . 8

     Section 6.1    Transfer and Exchange of Share Certificates. . . . . . . . 8
     Section 6.2    Share Certificate Legends. . . . . . . . . . . . . . . . . 8

ARTICLE VII - CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 7.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 7.2    Exceptions . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 7.3    Survival . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VIII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 8.1    Period of Agreement and Termination. . . . . . . . . . . . 9
     Section 8.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 8.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . .11
     Section 8.4    Amendments . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 8.5    Governing Law; Arbitration . . . . . . . . . . . . . . . .11
     Section 8.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 8.7    Binding Effect . . . . . . . . . . . . . . . . . . . . . .12
     Section 8.8    Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 8.9    Partial Invalidity . . . . . . . . . . . . . . . . . . . .13
     Section 8.10   Severability . . . . . . . . . . . . . . . . . . . . . . .13
     Section 8.11   Costs and Attorneys' Fees. . . . . . . . . . . . . . . . .13
     Section 8.12   Public Announcements . . . . . . . . . . . . . . . . . . .13
     Section 8.13   Indemnity as to Representations, Warranties and
                    Covenants. . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 8.14   English Language . . . . . . . . . . . . . . . . . . . . .13
     Section 8.15   Counterparts . . . . . . . . . . . . . . . . . . . . . . .13

EXHIBITS

Exhibit A - Registration Rights Agreement

                          STOCK SUBSCRIPTION AGREEMENT

     This Stock Subscription Agreement is dated as of May 14, 1996 between Cultor Ltd., a corporation organized under the laws of Finland ("Cultor") and Aquasearch, Inc., a Colorado corporation (the "Company").

                                    RECITALS

     The Company has designed and developed a system for the commercial production of astaxanthin, a micro algae-based carotenoid (the "Product") for use in animal feed (including fish, shrimp and other aquaculture animal species) and animal nutrition applications (excluding any human food and human nutrition applications) and desires to develop further the production, distribution and marketing of the Product.

     The Company and Cultor have entered into a Distribution and Development Agreement of even date herewith, wherein the Company has appointed Cultor as the Company's exclusive distributor for the Product and the Company and Cultor have agreed on certain terms for the development of the Product.

     At the date of this Agreement, the Company has an authorized capitalization of 50,000,000 shares of common stock, par value $0.0001 per share (the "Common Shares"), of which 39,410,488 Common Shares are issued and outstanding.

     In order to implement the Distribution and Development Agreement, Cultor wishes to subscribe for and purchase 400,000 Common Shares (the "Shares") and the Company wishes to issue and sell the Shares to Cultor on the terms and conditions and subject to the representations, warranties and covenants set forth herein.

     Accordingly, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINED TERMS. Unless the context otherwise requires, in this Agreement the following terms shall have the meanings defined below:

     "Affiliate"              with respect to any Person, any other Person that
                              directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified;

     "Agreement"              this Agreement and any modification, alternation,
                              addition or deletion hereto made in writing after the date of execution of this Agreement;

     "the Articles of         the Articles of Association of Cultor and all
     Association"             amendments thereto, as in effect on the date
                              hereof;

     "the Articles of         the Articles of Incorporation of the Company and
     "Incorporation"          all amendments thereto, as in effect on the date
                              hereof;

     "the By-Laws"            the By-Laws of the Company, or Cultor, as the
                              context requires, and all amendments thereto, as in effect on the date hereof;

     "the Closing" or         the date and time upon which the Shares shall be
     "the Closing Date"       issued to Cultor pursuant to Section 2.1 hereof;

     "the Company"            Aquasearch, Inc., a Colorado corporation;

     "Common Shares"          the common stock in the authorized capital of the
                              Company, U.S.$0.0001 par value per share;

     "1995 Form 10-KSB"       the Annual Report to Shareholders on Form 10-KSB
                              for the fiscal year ended October 31, 1995, including the financial statements and schedules thereto;

     "January 31, 1996        the Quarterly Report on Form 10-QSB for the
     Form 10-QSB"             quarter ended January 31, 1996, including the
                              financial statements and schedules thereto;

     "the Parties" or         the parties to this Agreement or a party to this
     "Party"                  Agreement;

     "Person" any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental body, agency or authority;

     "Securities Act"         the U.S. Securities Act of 1933, as amended; and

     "Shares" the 400,000 Common Shares to be sold by the Company and purchased by Cultor pursuant to the terms and conditions of this Agreement.

     Section 1.2    OTHER DEFINITIONAL PROVISIONS.

          (a) Where the context permits, the singular includes the plural and vice versa and one gender includes any gender. Words importing the whole shall be treated as including a reference to any part thereof.

          (b) References to Sections are references to sections of this Agreement.

          (c) Section headings are inserted in this Agreement for convenience only and shall not affect the construction hereof in any way.

                                   ARTICLE II

                             SUBSCRIPTION FOR SHARES

     Section 2.1 NUMBER OF SHARES AND PURCHASE PRICE. Upon the terms and conditions and subject to the representations, warranties and covenants of this Agreement, the Company agrees to sell and Cultor agrees to purchase on the Closing Date 400,000 Shares at an aggregate purchase price not to exceed a maximum of U.S.$200,000 (the "Subscription Price"), subject to the approval of the transactions contemplated by this Agreement at the Shareholders' Meeting of the Company contemplated by Section 3.4 of this Agreement (the "Shareholders' Meeting).

     Section 2.2 CLOSING. The Closing shall take place at the offices of Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005, or at such other place as the Company and Cultor shall mutually agree, promptly following the approval of the transactions contemplated by this Agreement at the Shareholders' Meeting, or on such other date as the parties may agree, but in no event later than August 31, 1996 unless the parties otherwise agree.

     Section 2.3    DELIVERY OF STOCK AND PAYMENT.

          (a) At the Closing the Company will deliver to Cultor a certificate evidencing the Shares, registered in the name of Cultor, together with any other documents Cultor may reasonably request to enable title to the Shares purchased hereunder to pass to Cultor and be registered on the books and records of the Company.

          (b) At the Closing, Cultor shall pay the Subscription Price for the Shares in immediately available funds by wire transfer pursuant to instructions which shall be provided by the Company.

     Section 2.4 REGISTRATION RIGHTS AGREEMENT. As a condition to Closing pursuant to Article V hereof, the Company and Cultor shall enter into a Registration Rights Agreement with respect to the Shares on substantially the terms and conditions set forth in the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement"). Cultor's rights under the Registration Rights Agreement shall be subject to the terms and conditions of Section 4.5 hereof.

                                   ARTICLE III

            REPRESENTATIONS, WARRANTIES AND COVENANTS  OF THE COMPANY

     In order to induce Cultor to enter into this Agreement, the Company makes the following representations and warranties to Cultor, intending Cultor to rely upon each of said representations and warranties:

     Section 3.1 CORPORATE EXISTENCE AND POWER. The Company is a public company duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to acquire and own, lease and operate its properties and to carry on its business as currently conducted in all states and countries where required except where the failure to have such licenses, authorizations, consents and approvals, would not have, in the aggregate, a material adverse effect on the business, assets, financial condition, or results of operations of the Company.

     Section 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has previously delivered to Cultor true and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof and will provide a true and correct copy of its Articles of Incorporation and By-Laws as a condition to Closing pursuant to Article V hereof.

     Section 3.3    CAPITALIZATION.

          (a) The authorized capital stock of the Company as of the date hereof consists of 50,000,000 Common Shares, of which 39,410,488 Common Shares are issued and outstanding (prior to the issuance of the Shares to Cultor pursuant hereto). Other than as described in the 1995 Form 10-KSB and the January 31, 1996 Form 10-QSB, there are no outstanding obligations of the Company to
(i) allot, issue or sell any capital shares or other equity securities of the Company (including any securities convertible into or exchangeable for, or options or other rights to acquire, such capital shares or equity securities), or (ii) redeem, repurchase or otherwise acquire any such capital shares or equity securities. There are no dividends or distributions of any kind that have been declared and remain unpaid on any of the Common Shares.

          (b) Upon delivery to Cultor of the certificate representing the Shares to be purchased by Cultor hereunder in accordance with the terms of this Agreement, such Shares will be duly authorized, validly issued, fully paid, nonassessable and there will be no outstanding unpaid calls on the Shares, and Cultor will acquire good and valid title to such Shares free of any lien or other encumbrance except for any lien or encumbrances resulting from acts or omissions of Cultor.

     Section 3.4 AUTHORITY; SHAREHOLDERS' MEETING; NONCONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary corporate action on the Company's part and requires no action by or in respect of or consent or approval of or filing by the Company with, any governmental body, agency or authority, provided, however, that the Company has advised Cultor that the transactions contemplated by this Agreement require the approval of the shareholders of the Company, which the Company covenants to use its best efforts to secure as promptly as practicable at the Shareholders Meeting to be held following the execution of this Agreement and in any event on or before August 31, 1996, or such other date as the parties may agree. Subject only to such shareholders' approval, the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby does not and will not contravene or constitute a default under (a) the Articles of Incorporation and By-Laws of the Company, (b) the terms of any judgment, injunction, order or decree applicable to the Company, (c) any provision of law or regulation applicable to the Company as in effect on the date hereof, or
(d) any material agreement, contract or other instrument binding upon the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the approval of the transactions contemplated hereby by the Company's shareholders at the Shareholders' Meeting.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF CULTOR

     In order to induce the Company to enter into this Agreement, Cultor makes the following representations and warranties, intending that the Company rely upon each of said representations and warranties:

     Section 4.1 CORPORATE EXISTENCE AND POWER. Cultor is a company duly incorporated, validly existing and in good standing under the laws of Finland. Cultor has all requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 4.2 INVESTMENT. Cultor is acquiring the Shares being purchased hereunder and any additional shares that may be acquired as a result of any conversion, stock dividend or stock split with respect to the Shares purchased hereunder (collectively with the Shares being purchased hereunder, the "Securities") for its own account and not with a view to, or for resale in connection with, the distribution thereof. As of the date hereof, Cultor owns no equity securities of the Company and covenants not to purchase any such securities of the Company except as contemplated by this Agreement.

     Section 4.3 ACCESS TO INFORMATION. Cultor has been given full access to information concerning the condition, properties, operations and prospects of the Company and the financing thereof. Cultor's knowledge and experience in financial matters is such that it is capable of evaluating the merits and risks of its investment in the Securities.

     Section 4.4 BINDING EFFECT. Cultor has the full legal right and power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Cultor of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary action on Cultor's part, requires no action by or in respect of or consent or approval of or filing by Cultor with, any governmental body, agency or authority, and does not and will not contravene or constitute a default under
(a) Cultor's Articles of Association or By-Laws, (b) the terms of any judgment, injunction, order or decree applicable to Cultor, (c) any provision of law or regulation applicable to Cultor as in effect on the date hereof, or (d) any material agreement, contract or other instrument binding upon Cultor. This Agreement has been duly executed and delivered by Cultor and constitutes a valid and binding agreement of Cultor, enforceable in accordance with its terms, subject only to (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) the approval of the transactions contemplated hereby by the Company's shareholders at the Shareholders' Meeting.

     Section 4.5 RESTRICTIONS ON TRANSFER. Cultor has been advised by the Company that (a) the offer and sale of the Securities has not been registered under the Securities Act; (b) for a period of four years from the Closing Date the Securities may not be offered, sold, transferred, or distributed by Cultor to any third party without the prior written consent of the Company and thereafter may only be offered, sold, transferred, or distributed in compliance with the Securities Act and the rules and regulations adopted pursuant thereto, and, if requested by the Company, Cultor shall furnish an opinion of counsel satisfactory to the Company to the effect that the Securities may be legally sold or distributed without registration under the Securities Act and any applicable state or Federal statutes, or that the Securities shall have been so registered or qualified and an appropriate prospectus, if required, shall then be in effect and current; (c) the restrictive legend referred to in Section 6.2 hereof will be placed on the certificates representing the Shares; and (d) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restriction on transfer and appropriate stop transfer restrictions will be issued to the transfer agent with respect to the Shares.

                                    ARTICLE V

                            CONDITIONS TO OBLIGATIONS

     Section 5.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY The obligations of the Company to issue and sell the Shares to Cultor hereunder shall be subject to the fulfillment, prior to or at the Closing, of all the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of Cultor contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing and Cultor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Cultor prior to or at the Closing.

          (b) NO PROHIBITION. The issuance of the Shares pursuant hereto shall not be prohibited by any applicable law, court order or governmental regulation.

          (c) SVENSKA FODER AB. Prior to executing this Agreement, Cultor shall provide a letter from Svenska Foder AB to the Company dated the date of this Agreement confirming that the execution, delivery and performance by the Company and Cultor of this Agreement will not violate or constitute a breach of or default under any agreement between the Company and Svenska Foder AB.

          (d) ADDITIONAL CONDITIONS. The documentation required to be delivered pursuant to Sections 2.4 and 3.2 hereof shall have been delivered.

     Section 5.2 CONDITIONS TO OBLIGATIONS OF CULTOR. The obligation of Cultor to purchase and pay for the Shares to be purchased by Cultor hereunder shall be subject to the fulfillment, prior to or at the Closing, of all the following conditions:

          (a) TRUTH AND PERFORMANCE. The representations, warranties and covenants of the Company contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing, and the Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

          (b) NO PROHIBITION. The issuance of the Shares pursuant hereto shall not be prohibited by any applicable law, court order or governmental regulation.

          (c) OPINION OF COUNSEL. Cultor shall have received the opinion of the Company's counsel dated the Closing Date in form and substance satisfactory to Cultor's counsel.

          (d) ADDITIONAL CONDITIONS. The documentation required to be delivered pursuant to Sections 2.4 and 3.2 hereof shall have been delivered.

                                   ARTICLE VI

                               SHARE CERTIFICATES

     Section 6.1 TRANSFER AND EXCHANGE OF SHARE CERTIFICATES. The Company will maintain a transfer agent to keep a register for the registration of the shares of the Company. Upon surrender to the Company or its transfer agent of any certificate representing shares of the Company for registration of exchange or transfer, subject to the restrictions on transfer contained herein, the Company will issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested by the holder or transferee, for the same aggregate number and class of shares represented by the certificate so surrendered, as appropriate, and in each case registered as such holder or transferee may request. Any certificate representing shares of the Company surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

     Section 6.2 SHARE CERTIFICATE LEGENDS. The Parties hereto shall procure that any certificate for shares in the capital of the Company issued at any time shall on its face bear clearly and legibly the following words:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING ACQUIRED FOR INVESTMENT WITHOUT ANY PRESENT INTENTION OF SELLING OR DISTRIBUTING ALL OR ANY PART THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, TRANSFER, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY OR ANY PART THEREOF MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT UNLESS AN EXEMPTION THEREUNDER IS AVAILABLE IN THE OPINION OF COUNSEL FOR AQUASEARCH, INC. (THE "COMPANY"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK SUBSCRIPTION AGREEMENT DATED AS OF MAY 14, 1996 BETWEEN THE COMPANY AND CULTOR, LTD. A COPY OF SUCH STOCK SUBSCRIPTION AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST OF THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

                                   ARTICLE VII

                                 CONFIDENTIALITY

     Section 7.1 GENERAL. The Parties to this Agreement shall maintain in strictest confidence and shall cause their directors, officers, employees, agents, counsel and representatives to maintain in strictest confidence, all proprietary and confidential information and materials (whether or not patentable), including, without limitation, equipment, processes, methods, data, software, reports, know-how, sources of supply, price information and quotations, customer lists, patent positions and business plans which are communicated to, learned of, developed or otherwise acquired by either Party, directly or indirectly, pursuant to this Agreement and any other information designated by the disclosing Party as confidential or proprietary in relation to the subject matter of this Agreement, which information is provided by one Party to the other either directly or indirectly ("Confidential Information"). All such Confidential Information shall remain the property of the Company or Cultor as the case may be and upon the expiration or termination of this Agreement shall be returned to the Company or Cultor as applicable, or, at either Party's election, destroyed.

     Section 7.2 EXCEPTIONS. Confidential Information shall not include any information that (a) becomes known to the general public without the fault or breach (including simple negligence) of the receiving party; or (b) was already known to the recipient as evidenced by prior written documents in its possession; or (c) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; or
(iv) is developed by or on behalf of the receiving party, without reliance on Confidential Information received hereunder. Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other party from any violation or threatened violation of this
Section 7.2.

     Section 7.3 SURVIVAL. The obligations of this Article VII shall survive termination of this Agreement and each of the Parties hereto shall continue to observe them regardless of whether its rights hereunder shall be terminated or it shall cease to be a Party hereto.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 PERIOD OF AGREEMENT AND TERMINATION. Subject only to the approval of the shareholders of the Company contemplated by Section 3.4 of this Agreement, this Agreement shall come into effect on the date hereof and shall continue hereafter to bind the Company and Cultor for so long as Cultor shall beneficially own any Shares, except as otherwise set forth in Article IV hereof.

     Section 8.2 NOTICES. Any notice, consent or approval required or permitted to be given or sent hereunder shall be in writing and may be delivered personally or sent by telecopied facsimile, or by first class mail, postage prepaid (if to an address in the same country as the sender) or air mail or its equivalent (if to an address outside the sender's country) to the Party on whom it is to be served at the address of that Party set forth below:

          (a)  If to the Company, to:

               Aquasearch, Inc.
               73-4460 Queen Kaahumanu Highway
               Suite 110
               Kailua Kona HI 96740
               Attention: General Manager
               Fax: 808-326-9401

          with a copy to:

               Steven L. Berson, Esq.
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto
               California 94304-1050
               Fax: 415-493-6811

          (b)  If to Cultor, to:

               Cultor Ltd.
               Kyllikkiportti 2
               FIN-00240 Helsinki
               Finland
               Attention: General Counsel
               Facsimile Transmission No.: 358-0-1344-1472

          with a copy to:

               Robert A. McTamaney, Esq.
               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Facsimile Transmission No.: 212-732-3232

          (c) Any notice or other documents sent by post properly addressed as aforesaid shall be deemed served seven days after the date of posting if sent air mail and two days after the date of posting if sent by first class post and any notice or other documents sent by telecopied facsimile shall be deemed served on the day of transmission.

          (d) Notices shall be served on the parties hereto at their addresses set out herein or at such other addresses as may be substituted for the purpose by a notice duly served in accordance with the provisions of this Section 8.2.

     Section 8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the matters dealt with herein and supersedes any previous agreements or understandings between the Parties in relation to such matters. Each of the Parties acknowledges that in entering into this Agreement, it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by the Parties.

     Section 8.4 AMENDMENTS. This Agreement may be amended, modified or supplemented only by a written instrument that refers expressly to this Agreement and that is executed by an authorized signatory of both of the Parties hereto. Any modification or variation of this Agreement other than in accordance with this Section 8.4 shall be null and void.

     Section 8.5    GOVERNING LAW; ARBITRATION.

          (a) Any dispute or claim arising out of or in relation to this contract, or the interpretation, making, performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in New York, New York under the International Arbitration Rules of the American Arbitration Association (the "Rules") by three arbitrators. All arbitrators must be impartial, independent, and experienced in international arbitration. Within thirty (30) days after commencement of the arbitral proceedings, each Party shall select one arbitrator and, if possible, the Parties will jointly agree on a third arbitrator who will be the chair of the arbitral tribunal. If either Party fails to appoint an arbitrator, or if the Parties do no jointly agree on a third arbitrator within such thirty (30) day period, the AAA shall, within fifteen (15) days thereafter, appoint such arbitrator(s) from the International Panel.

          (b) This contract shall be governed, interpreted and construed exclusively under the substantive laws of the State of New York. The arbitrators shall apply New York law to the merits of any dispute or claim, without referenced to rules of conflict of law. The arbitrators shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. At the request of either Party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c) The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

          (d) The arbitrators will award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and attorneys' fees and disbursements.

     Section 8.6 ASSIGNMENT. The rights and liabilities conferred by this Agreement are personal to the Parties hereto and may not be assigned or transferred in whole or in part by either Party hereto without the prior consent in writing of the other Party; except that either may, with the consent of the other not to be unreasonably withheld, assign its rights and obligations hereunder to any of its Affiliates, provided that in such event the assigning party shall not be relieved of its obligations hereunder. Notwithstanding anything else in this Section 8.6 or this Agreement to the contrary, the Parties each understand and agree that the Company desires to change the jurisdiction of its incorporation from Colorado to Delaware, that a proposal to approve such reincorporation to Delaware may be included in the proxy statement to be distributed to the Company's shareholders in connection with the Shareholders' Meeting and that, if the reincorporation proposal is approved by the Company's shareholders at the Shareholders' Meeting (or at another meeting of the Company's shareholders held at a later date), the Company will proceed to effect the reincorporation as soon as possible thereafter. The Company and Cultor each expressly approve of the reincorporation and agree that the Company may assign all of its rights, duties, obligations, covenants and benefits under this Agreement to the Delaware successor corporation, and that, upon consummation of such assignment, all of the rights, obligations, covenants and benefits of Cultor and such Delaware successor corporation shall be the same as if this Agreement had been entered into between Cultor and such Delaware successor corporation on the date hereof.

     Section 8.7 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties hereto and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and successors and assigns permitted by Section 8.6, any right, remedy or claim under or by reason of this Agreement.

     Section 8.8    WAIVERS.

          (a) No failure to exercise and no delay in exercising on the part of any Party hereto any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.

          (b) In the event that any Party hereto shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed a waiver of any other breach, default or omission hereunder.

          (c) The rights and remedies of each of the Parties in connection herewith are cumulative and are not exclusive of any rights or remedies provided by law or equity.

     Section 8.9 PARTIAL INVALIDITY. The respective restrictions on the Parties herein contained are considered reasonable by the Parties but, if any such restriction shall be found void but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

     Section 8.10 SEVERABILITY. If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, neither the validity, legality or enforceability of the remaining provisions shall in any way be affected or impaired thereby.

     Section 8.11 COSTS AND ATTORNEYS' FEES. Each Party will pay its own costs and attorneys' fees incident to this Agreement and the transactions contemplated hereby (except as may be specifically provided for herein) whether or not these transactions shall be consummated.

     Section 8.12 PUBLIC ANNOUNCEMENTS. Neither of the Parties hereto shall issue any press release or otherwise publicize this Agreement or the transactions contemplated herein prior to the Closing without the approval of the other Party, which approval shall not be unreasonably withheld. Cultor recognizes that the Company is a public company subject to disclosure requirements under applicable law and agrees to cooperate fully with the Company with respect to the compliance by the Company with such disclosure requirements. The approval of a specific press release or other form of publicity shall not constitute approval of subsequent press releases or publicity.

     Section 8.13 INDEMNITY AS TO REPRESENTATIONS, WARRANTIES AND COVENANTS. The rights of the Parties to enforce the representations, warranties and covenants contained in this Agreement shall survive the Closing. Cultor and the Company agree to indemnify and hold each other harmless from any losses, damages, expenses (including interest, penalties, and reasonable attorneys' fees and disbursements, which shall include attorneys' fees and disbursements on appeal), or other liabilities which either may suffer, directly or indirectly, by reason of the inaccuracy of any warranty or representation, or breach of any covenant, of the other Party hereto contained in this Agreement.

     Section 8.14 ENGLISH LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects. All communications and notices hereunder shall be in the English language.

     Section 8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by either Party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first written above.



Attest:                                 CULTOR, LTD.


By:   /s/ Juha Kurkinen                 By:  /s/ Tom von Weyman
    ----------------------------            --------------------------------
          (Secretary)                        Name:     Tom von Weyman
                                             Title:    Executive Vice President



                                        By:  /s/ Tommy Laakso
                                            -----------------------------------
                                        Name:     Tommy Laakso
                                        Title:    Business Development Director
                                                  Cultor Food Ingredients



Attest:                                 AQUASEARCH, INC.



By:  /s/ Steven L. Berson               By:  /s/ Mark E. Huntley
   ---------------------------              ----------------------------------
     (Secretary)                             Name:     Mark E. Huntley, Ph.D.
                                             Title:    President and Chief
                                                       Executive Officer

                                    EXHIBIT A

                         TO STOCK SUBSCRIPTION AGREEMENT
                            DATED AS OF MAY 14, 1996
                     BETWEEN AQUASEARCH, INC AND CULTOR LTD.

                          REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, made as of the ____ day of _______, 1996, between Aquasearch, Inc., ("AQUASEARCH" or the "CORPORATION"), a Colorado corporation, and Cultor Ltd., a Finnish corporation ("CULTOR").

                                    RECITALS:

     WHEREAS, Aquasearch and Cultor are parties to that certain Stock Subscription Agreement dated as of May 14, 1996 (the "STOCK SUBSCRIPTION AGREEMENT") relating to the sale by Aquasearch and the purchase by Cultor of an aggregate of 400,000 shares (the "Shares") of the Common Stock, par value $0.0001 per share, of the Corporation; and

     WHEREAS, pursuant to Section 2.4 of the Stock Subscription Agreement, Aquasearch and Cultor desire that Cultor be granted certain registration rights with respect to the Shares; and

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Aquasearch and Cultor agree as follows:

                                    ARTICLE I

                               REGISTRATION RIGHTS

     Section 1.1 CERTAIN DEFINITIONS. As used in this Article, the following terms shall have the following respective meanings:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          (c) "HOLDER" shall mean Cultor so long as it holds Registrable Securities and any Person holding such securities to whom the rights under this
Article I have been transferred in accordance with Section 1.11 hereof.

          (d) "INITIATING HOLDERS" shall mean any Holder or Holders who initiate the actions contemplated by Sections 1.2 or 1.5 hereof, as the case may be.

          (e) "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental body, agency or authority.


          (f)  "REGISTRABLE SECURITIES" means

               (i) the Shares issued to Cultor pursuant to the Stock Subscription Agreement,

               (ii) any securities of the Corporation issued in exchange for the Shares, and

               (iii) any Common Stock or other securities of the Corporation which are issued in respect of the securities listed in this
Section 1.1(e) upon any stock split, stock dividend, recapitalization, or similar event.

               Notwithstanding the previous sentence, the Shares or other securities shall only be treated as Registrable Securities for the purposes of
Section 1.3 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Corporation in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

          (g) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration of the effectiveness of such registration statement.

          (h) "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Corporation in complying with Sections 1.2, 1.3 and 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation).

          (i) "RESTRICTED SECURITIES" shall have the meaning set forth in Rule 144 under the Securities Act.

          (j) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (k) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes and costs of counsel to the Holders, if any, applicable to the securities registered by the Holders.

     Section 1.2    REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. In case the Corporation shall receive from Initiating Holders a written request that the Corporation effect any registration, qualification or compliance with respect to (i) all of the shares of Registrable Securities then outstanding or (ii) any lesser number of shares of Registrable Securities held by such holders having an expected aggregate offering price to the public, net of underwriting discounts and commissions, of at least $1,000,000, the Corporation will (I) within ten days of the receipt of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (II) as soon as practicable, use all reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all of the Registrable Securities of the Holder or Holders joining in such request as are specified in written requests received by the Corporation within 20 days after their receipt of such written notice from the Corporation; PROVIDED, HOWEVER, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

               (i) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) Prior to [insert date that is four years after the date of Closing] without the prior written consent of Corporation as provided in
Section 4.5 of the Stock Subscription Agreement;

               (iii) During the period starting with the date 60 days prior to the Corporation's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to an initial issuance of equity securities of the Corporation (other than a registration of equity securities in a transaction pursuant to Rule 145 under the Securities Act ("RULE 145") or with respect to an employee benefit plan or dividend reinvestment plan); PROVIDED THAT the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (iv) After the Corporation has effected two registrations pursuant to this Section 1.2(a) and such registrations have each been declared effective and kept effective for a period of at least 180 days or until the distribution described in such registrations has been completed;

               (v) If the Corporation shall furnish to such Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation's obligation to use all reasonable efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Initiating Holders; PROVIDED, HOWEVER, that the Corporation shall not exercise such right more than once in any twelve-month period.

          (b) UNDERWRITING. In the event that the Corporation is advised that a registration pursuant to this Section 1.2 is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as part of the notice given pursuant to Section 1.2(a). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this
Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                    The Corporation shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter which is selected for such underwriting by the Holders of a majority of the Registrable Securities to be included in such registration and which is reasonably acceptable to the Corporation. Notwithstanding any other provision of this
Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise all Holders. The number of shares of Registrable Securities that may be included in the registration and underwriting shall thereupon be allocated among all Holders thereof in accordance with Section 1.4.

                    If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not thereafter be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     Section 1.3    CORPORATION REGISTRATION.

          (a) NOTICE OF REGISTRATION. If at any time or from time to time the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145, (iii) a registration relating to the initial underwritten public offering of the Corporation's Common Stock pursuant to a registration statement filed under the Securities Act or (iv) a registration pursuant to Section 1.2 hereof, the Corporation will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or request made within ten days after receipt of such written notice from the Corporation by any Holder, except as provided in Section 1.3(b).

          (b) UNDERWRITING. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 1.3, if the Corporation or its underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit the Registrable Securities and other securities to be distributed through such underwriting, but in no event may the Registrable Securities be limited to less than thirty percent (30%) in value of the securities covered by the registration. The Corporation shall advise all Holders distributing their securities through such underwriting of any such limitation. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in accordance with
Section 1.4.

                    If any Holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not thereafter be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) RIGHT TO TERMINATE REGISTRATION. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness
of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 1.5 hereof.

     Section 1.4    ALLOCATION OF REGISTRATION RIGHTS.  If, pursuant to
Section 1.2(b) or Section 1.3(b), the underwriters limit the Registrable Securities and other securities to be distributed through any underwriting, the number of Registrable Securities to be included in such registration shall be allocated (i) first to Cultor, and (ii) then to the Holders of other Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of such other Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder to the nearest 100 shares.

     Section 1.5    REGISTRATION ON FORM S-3.

          (a) If any Holder or Holders owning more than fifty percent (50%) of the Registrable Securities request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Corporation is a registrant entitled to use Form S-3 or any similar short-form registration statement to register the Registrable Securities for such an offering, the Corporation shall use all reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; PROVIDED, HOWEVER, that the Corporation shall not be required to effect more than one registration pursuant to this Section 1.5 in any twelve month period. The Corporation will use its best efforts to qualify for Form S-3 registration or a similar short form registration at the earliest opportunity. The provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.5.

          (b) Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 1.5:

               (i) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (iii) During the period starting with the date 60 days prior to the Corporation's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to an initial issuance of equity securities of the Corporation (other than a registration of securities in a transaction under Rule 145 or with respect to an employee benefit plan or dividend reinvestment plan), PROVIDED THAT the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iv) If the Corporation shall furnish to such Holder a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Corporation or its shareholders for a registration statement to be filed in the near future, then the Corporation's obligation to use all reasonable efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from such Holder; PROVIDED, HOWEVER, that the Corporation shall not exercise such right more than once in any twelve-month period.

     Section 1.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Sections 1.2, 1.3 and 1.5 shall be borne by the Corporation. All Selling Expenses relating to Registrable Securities registered on behalf of the Holders shall be borne by the Holders of such Registrable Securities pro rata among each other on the basis of the gross proceeds from the role of the Registrable Securities so registered.

     Section 1.7 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Corporation pursuant to this
Section 1.7, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Corporation will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in such registration statement has been completed;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     Section 1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article I:

          (a) To the extent permitted by law, the Corporation will indemnify each selling Holder, each of its officers, directors, partners and legal counsel, and each Person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article I, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), as incurred, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus, prospectus or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Corporation in connection with any such registration, qualification or compliance, and the Corporation will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by such Holder, controlling person or underwriter specifically for use therein.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors, officers, and legal counsel, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each Person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, preliminary prospectus, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Corporation, such Holders, such directors, officers, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, preliminary prospectus, prospectus or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. The managing underwriter of any proposed underwritten offering of Registrable Securities may require a Holder to enter into an agreement or undertaking in connection with a registration under this Article I providing for indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 1.8(b).

          (c) Each party entitled to indemnification under this Section 1.8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED THAT counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; AND PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article I unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action; AND PROVIDED FURTHER, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     Section 1.9 INFORMATION BY HOLDER. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Article I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     Section 1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Corporation agrees to use its best efforts to:

          (a) Make and keep current public information available in compliance with Rule 144(c) under the Securities Act;.

          (b) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Exchange Act; and

          (c) So long as an Investor owns any Restricted Securities, upon request, (i) a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144(c), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and
(iii) such other reports and
documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     Section 1.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted Holders under Sections 1.2, 1.3 and
1.5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of (i) all of the Registrable Securities owned by any Holder or (b) that number of shares of Registrable Securities with a fair market value or book value at the time of such transfer of not less U.S. $500,000, or to any transferee or assignee who is a constituent partner, officer, director or affiliate of a Holder or the estate of such transferee; PROVIDED THAT the Corporation be given prior written notice of the transfer and that such transfer may otherwise be effected in accordance with applicable securities laws.

     Section 1.12 TERMINATION OF REGISTRATION RIGHTS. The rights granted under this Article I shall terminate on the earlier to occur of the fifth anniversary of the date of this Agreement or the date that the last share of Registrable Securities is sold by a Holder.

                                   ARTICLE II

                                  MISCELLANEOUS

     Section 2.1 NOTICES. Any notice, consent or approval required or permitted to be given or sent hereunder shall be in writing and may be delivered personally or sent by telecopied facsimile, or by first class mail, postage prepaid (if to an address in the same country as the sender) or air mail or its equivalent (if to an address outside the sender's country) to the Party on whom it is to be served at the address of that Party set forth below:

          (a)  If to Aquasearch, to:

               Aquasearch, Inc.
               73-4460 Queen Kaahumanu Highway
               Suite 110
               Kailua Kona HI 96740
               Attention: General Manager
               Fax: 808-326-9401
          with a copy to:

               Steven L. Berson, Esq.
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto
               California 94304-1050
               Fax: 415-493-6811

          (b)  If to Cultor, to:

               Cultor Ltd.
               Kyllikkiportti 2
               FIN-00240 Helsinki
               Finland
               Attention: General Counsel
               Facsimile Transmission No.: 358-0-1344-1472

          with a copy to:

               Robert A. McTamaney, Esq.
               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Facsimile Transmission No.: 212-732-3232

          (d) Any notice or other documents sent by post properly addressed as aforesaid shall be deemed served seven days after the date of posting if sent air mail, one day after the date of posting (if sent domestically by domestic courier) and three days after the date of posting (if sent internationally by international courier) and any notice or other documents sent by telecopied facsimile shall be deemed served on the day of transmission.

          (d) Notices shall be served on the parties hereto at their addresses set out herein or at such other addresses as may be substituted for the purpose by a notice duly served in accordance with the provisions of this Section 2.1.

     Section 2.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the matters dealt with herein and supersedes any previous agreements or understandings between the Parties in relation to such matters. Each of the Parties acknowledges that in entering into this Agreement, it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by the Parties.

     Section 2.3 AMENDMENTS. This Agreement may be amended, modified or supplemented only by a written instrument that refers expressly to this Agreement and that is executed by an authorized signatory of both of the Parties hereto. Any modification or variation of this Agreement other than in accordance with this Section 2.3 shall be null and void.

     Section 2.4    GOVERNING LAW; ARBITRATION.

          (a) Any dispute or claim arising out of or in relation to this contract, or the interpretation, making, performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in New York, New York under the International Arbitration Rules of the American Arbitration Association (the "ARBITRATION RULES") by three arbitrators. All arbitrators must be impartial, independent, and experienced in international arbitration. Within 30 days after commencement of the arbitral proceedings, each Party shall select one arbitrator and, if possible, the Parties will jointly agree on a third arbitrator who will be the chair of the arbitral tribunal. If either Party fails to appoint an arbitrator, or if the Parties do no jointly agree on a third arbitrator within such 30-day period, the AAA shall, within 15 days thereafter, appoint such arbitrator(s) from the International Panel.

          (b) This contract shall be governed, interpreted and construed exclusively under the substantive laws of the State of New York. The arbitrators shall apply New York law to the merits of any dispute or claim, without referenced to rules of conflict of law. The arbitrators shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the Arbitration Rules, without reference to state arbitration law. At the request of either Party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c) The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

          (d) The arbitrators will award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and attorneys' fees and disbursements.

     Section 2.5 ASSIGNMENT. The rights and liabilities conferred by this Agreement are personal to the Parties hereto and, except as specifically provided in this Agreement, may not be assigned or transferred in whole or in part by either Party hereto without the prior consent in writing of the other Party, except that either may, with the consent of the other not to be unreasonably withheld, assign its rights and obligations hereunder to any of its affiliates, provided that in such event the assigning party shall not be relieved of its obligations hereunder. Notwithstanding anything else in this Section 2.5 or this Agreement to the contrary, the Parties each understand and agree that Aquasearch desires to change the jurisdiction of its incorporation from Colorado to Delaware, that a proposal to approve such reincorporation in Delaware will be included in the proxy statement to be distributed to Aquasearch's shareholders in connection with Aquasearch's Annual Shareholders' Meeting, and that, if the reincorporation proposal is approved by Aquasearch's Shareholders at the Aquasearch Annual Shareholders' Meeting, Aquasearch will proceed to effect the reincorporation as soon as possible thereafter. Aquasearch and Cultor each expressly approve of the reincorporation and agree that Aquasearch may assign all of its rights, duties, obligations, covenants and benefits under this Agreement to the Delaware successor corporation, and that, upon consummation of such assignment, all of the rights, obligations, covenants and benefits of Cultor and such Delaware successor corporation shall be the same as if this Agreement had been entered into between Cultor and such Delaware successor corporation on the date hereof.

     Section 2.6 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties hereto and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and successors and assigns permitted by Section 2.5, any right, remedy or claim under or by reason of this Agreement.

     Section 2.7 WAIVERS. (a) No failure to exercise and no delay in exercising on the part of any Party hereto any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.

          (b) In the event that any Party hereto shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed a waiver of any other breach, default or omission hereunder.

          (c) The rights and remedies of each of the Parties in connection herewith are cumulative and are not exclusive of any rights or remedies provided by law or equity.

     Section 2.8    PARTIAL INVALIDITY.   The respective restrictions on the
Parties herein contained are considered reasonable by the Parties but, if any such restriction shall be found void but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

     Section 2.9 SEVERABILITY. If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, neither the validity, legality or enforceability of the remaining provisions shall in any way be affected or impaired thereby.

     Section 2.10 COSTS AND ATTORNEYS' FEES. Each Party will pay its own costs and attorneys' fees incident to this Agreement and the transactions contemplated hereby (except as may be specifically provided for herein) whether or not these transactions shall be consummated.

     Section 2.11 PUBLIC ANNOUNCEMENTS. Neither of the Parties hereto shall issue any press release or otherwise publicize this Agreement or the transactions contemplated herein without the approval of the other Party, which approval shall not be unreasonably withheld. Cultor recognizes that Aquasearch is a public company subject to disclosure requirements under applicable law. The approval of a specific press release or other form of publicity shall not constitute approval of subsequent press releases or publicity.

     Section 2.12 ENGLISH LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects. All communications and notices hereunder shall be in the English language

     Section 2.13 UNITED STATES CURRENCY. All amounts described under this Agreement and all transactions between the Parties in connection with this Agreement shall be paid in U.S. dollars.

     Section 2.14 ACKNOWLEDGMENT OF LIABILITY AND REMEDY PROVISIONS. Each Party recognizes and agrees that the liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each Party under this Agreement and in the decision by each Party to enter into this Agreement.

     Section 2.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by ether Party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto



                            [SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first written above.


Attest:                                 CULTOR LTD.


By:                                     By:
    ------------------------------          ---------------------------------
     (Secretary)                              Name:
                                              Title:


Attest:                                 AQUASEARCH, INC.



By:                                     By:
    ------------------------------          ---------------------------------
     (Secretary)                              Name:
                                              Title: